Exhibit 99.3

Anixter Employee FAQs

Announcement Regarding WESCO Acquisition of Anixter

As you have seen in our press release dated on Monday, January 13th, Anixter officially announced that we have entered into an agreement to be acquired by WESCO International. As a result of this final determination, you probably have some general questions around this transaction and what it means for you personally as well as what this means for us as company. The following FAQs will hopefully address some of the questions you might have regarding this announcement. We also wanted to share some general information with you about WESCO.

About the Acquisition and General Information

1.	What was announced?

We have announced that Anixter has entered into an agreement to be acquired by WESCO International, Inc. (“WESCO”) for $70.00 in cash per share, plus a fixed exchange ratio of 0.2397 shares of WESCO common stock, plus $15.89 in face amount of a newly created class of WESCO perpetual preferred stock, subject to adjustment, and has terminated our previous agreement to be acquired by Clayton, Dubilier & Rice. Under the agreement with WESCO, Anixter will be merged with a subsidiary of WESCO, and will become a subsidiary of WESCO following the completion of the transaction.

This transaction, which represents a significant increase in value from our previously announced transaction with CD&R, is a testament to your hard work and dedication. We are confident that the proposed merger with WESCO will position our combined company for long-term growth, benefiting you – our talented employees – and our customers and business partners.

2.	We just announced our intentions to merge with WESCO today. What happens next?

It’s important to keep in mind that it is just day one and our merger with WESCO will not be immediate. There are several steps we must take before the transaction can close, including securing regulatory approval and shareholder approval of the transaction.

Customary antitrust filings will be required in the United States and several other jurisdictions. Over the coming months, we will be working with WESCO on the appropriate filings so that we can receive required regulatory approvals.

We will also hold a special meeting of Anixter shareholders to consider and vote on the transaction as soon as possible. Before the special meeting of shareholders, we will prepare a proxy statement/prospectus in connection with the special meeting of shareholders that describes in more detail the terms of the merger and the basis for the Anixter Board’s recommendation that shareholders authorize the merger with WESCO.

3.	What can we expect until the transaction is finalized?

Until the transaction is completed, Anixter and WESCO will continue to operate as independent companies. There will be no change in your day-to-day responsibilities or reporting lines as we wait for the transaction to close. For now, it remains business as usual at Anixter and it is very important to continue to have our Anixter Blue Values and Blue Way of conducting business driving our daily interactions with our supplier partners and customers as we sort through the details of this transaction. As stated many times during this process, it will be business as usual for us at Anixter between the time of the announcement and the closing of this acquisition. Anixter and WESCO will continue to operate as two completely independent companies and all of our decisions need to be made independently. Please do not communicate with employees at WESCO unless you are part of the team working on pre-merger integration planning. Only those individuals with a specific role to play in planning for the integration of the businesses should be in contact with WESCO.

We are committed to being as transparent as possible throughout this process. We will continue to proactively communicate with you as we have more information and updates to share.

4.	When is the transaction expected to be completed?

At this time, our best estimate is that the transaction is expected to close during the second or third quarter of 2020, subject to regulatory approval and approval by Anixter’s shareholders, along with other customary closing conditions.

5.	Who is WESCO International?

Founded in 1922, WESCO International Inc. (NYSE: WCC), is a publicly traded $8.2 billion Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, and a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. WESCO’s 2018 annual sales were approximately $8.2 billion and WESCO currently employs around 9,300 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Their customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities.

In terms of geographic coverage, WESCO is located in 17 countries and operates 11 fully automated distribution centers and approximately 500 branches in North America and international locations, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

6.	Why is Anixter being acquired by WESCO?

As a publicly traded company, it has always been a reality that we can be bought or sold at any time. The combined capabilities of our companies when merged will enable us to generate new opportunities both internally and externally.

7.	I am a current shareholder of Anixter stock. What will happen to the current Anixter stock I own?

At the closing of the transaction, for every one share of Anixter stock you own, you will receive $70.00 in cash per share, plus a fixed exchange ratio of 0.2397 shares of WESCO common stock, plus $15.89 in face amount of a newly created class of WESCO perpetual preferred stock, subject to adjustment. Click here to learn more.

Integration

1.	What is the timeline for integration of Anixter into WESCO?

Integration planning will begin this week. The integration of Anixter into WESCO (including movement of personnel, integration of technology functions and joint negotiation of supplier or customer arrangements or review of non-material contracts or ordinary course activities) will not begin until immediately after closing. A couple things to note about the integration:

•	Anixter and WESCO must and will continue to act independently in the ordinary course of business until closing.

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Anixter remains an independent company until closing, therefore personnel should avoid taking any actions that would suggest that WESCO is exercising any form of control over ordinary course activities of Anixter.

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We will continue to restrict the sharing of competitively sensitive information about Anixter with WESCO, and vice versa. If you observe conduct by WESCO or Anixter employees that you believe is inconsistent with the guidelines in this memorandum, please contact your manager.

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As a reminder, please do not communicate with employees at WESCO unless you are part of the team working on pre-merger integration planning. Only those individuals with a specific role to play in planning for the integration of the businesses should be in contact with WESCO.

2.	How will the Anixter business get absorbed into WESCO? Will we go by the WESCO name once we close on the acquisition? What will happen to the leadership at Anixter when we close on the acquisition?

Our joint executive teams will be working together to implement our go-forward strategy and organizational structure. At this time, we don’t have the details worked out, but the acquisition will create an exciting opportunity to enhance our presence in the markets we serve. We will share details with you when we have more definitive answers on the matter.

Compensation, Equity & Other Benefits

1.	What will happen to my current level of compensation and benefits in connection with the merger?

After the closing of the merger, the terms and conditions of your employment will be determined by WESCO. However, among other protections we have negotiated as part of the merger agreement, from the closing of the merger until the first anniversary of the closing of the merger, WESCO must provide to you the following:

•	Base salary or wages at a rate no less favorable than the rate provided to you before the closing of the merger;

•	Short-term incentive opportunity that is not less favorable than the short-term incentive opportunity to which you are eligible immediately before the closing of the merger;

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Severance benefits that are not less favorable than the severance benefits provided under the severance plan, policy or agreement in effect for your benefit immediately before the closing of the merger; and

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Other compensation and employee benefits (including paid-time off) that are substantially comparable, in the aggregate, to the other compensation and employee benefits provided to you immediately before the closing of the merger. Because other compensation and employee benefits are considered in the aggregate, there may be changes to individual benefits.

2.	What will Anixter shareholders receive in the transaction?

Anixter shareholders will receive $70.00 in cash, 0.2397 shares of WESCO common stock and $15.89 in face amount of shares of a newly created class of WESCO preferred stock in exchange for each share of Anixter common stock outstanding immediately before the transaction closes. The cash consideration may be increased by up to $2.82 per share if the market value of WESCO common stock drops before the closing of the transaction. The WESCO preferred stock will have certain dividend rights and will be publicly-traded on the New York Stock Exchange.

After the completion of the transaction, WESCO shareholders will own approximately 84% of the combined company, and former Anixter shareholders will own approximately 16% of the combined company.

3.	I own shares in Anixter stock. What do I need to do?

There is no action required at this time. If you own shares, you will be given the opportunity to vote your shares for or against the transaction with WESCO at the anticipated Special Meeting of Shareholders. Details regarding the shareholder vote will be communicated to you in the updated proxy statement/prospectus and other materials in advance of the Special Meeting of Shareholders.

You will also receive information about the process for receiving payment with your respect to your Anixter shares after the merger is completed.

Please read the proxy statement/prospectus and all other materials provided to you carefully, and consult your tax advisor as to the tax considerations related to the transaction.

Equity Awards

1.	How will my Anixter restricted stock units (RSUs) be treated in connection with the merger?

Immediately before the closing of the merger, your then-outstanding RSUs (other than any RSUs granted to you between the signing of the merger agreement and the closing) will be fully vested and canceled and you will be entitled to receive a cash payment of an amount equal to (A) the total number of shares of Anixter common stock subject to your canceled RSUs, multiplied by (B) the cash amount equal to the value of the overall consideration to be received by shareholders generally.

2.	Will I receive a grant of equity awards in 2020?

Anixter expects to grant time-based RSUs in the ordinary course of business consistent with past practices in 2020.

Anixter expects such awards to be granted on the same vesting terms as Anixter’s historical practice. But, unlike any RSUs you may have outstanding now (which will be cashed out as described above), any 2020 awards are expected to remain outstanding and be converted into cash-settled WESCO awards using a conversion formula that preserves the economic value of the award. It is further expected that the vesting of all of the converted award will accelerate in connection with a qualifying termination of employment after the closing of the merger.

3.	How will the cash amount equal to the value of the overall consideration to be received by shareholders generally be determined in connection with my equity awards?

The amount of cash you receive in respect of your equity awards will be equal to the aggregate fair market value of the various elements of merger consideration (cash, WESCO common stock and WESCO preferred stock) that Anixter shareholders will receive in respect of their shares of Anixter common stock. Please see above for further detail on the merger consideration and each of these individual components.

Because this overall merger consideration includes non-cash components, Anixter and WESCO have agreed to use specified formulas to derive the equivalent cash value of all non-cash components of the overall merger consideration.

With respect to WESCO common stock, such formula takes into account the volume weighted averages of the trading prices of WESCO common stock. The formulas are designed to capture the cash fair market value of the applicable component of the overall merger consideration.

Additional Information

1.	Where can I learn more?

You can also learn more about the transaction by viewing the Press Release, Customer Talking Points and Supplier Talking Points.

2.	How should I handle inquiries regarding this announcement from the media, suppliers or customers?

Consistent with company policy, please forward all inquiries from the media, customers/suppliers and investors to the following individuals who will respond on Anixter’s behalf.

•	Media: Dawn Marks at 847.224.8665 (dawn.marks@anixter.com)

•	Customers/Suppliers: Steve Leatherwood at 847.867.8770 (steve.leatherwood@anixter.com)

•	Investor Relations: Kevin Burns at 224.521.8258 (kevin.burns@anixter.com)

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It.

In connection with the proposed transaction, the Company and WESCO will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a proxy statement of the Company and a prospectus of WESCO (the “proxy statement/prospectus”), and will mail the definitive proxy statement/prospectus to the Company’s stockholders when available. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY RELATED AMENDMENTS, SUPPLEMENTS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, WESCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Security holders may obtain free copies of the proxy statement/prospectus and other documents (when available) that the Company files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.

Participants in the Solicitation

The Company, WESCO and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus described when it is filed with the SEC. Information regarding the Company’s directors and executive officers is included in the Company’s proxy statement on Schedule 14A for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019. Information regarding WESCO’s executive officers and directors is included in WESCO’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019 and in WESCO’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Changes in the director or indirect interests of the Company’s or WESCO’s directors and executive officers are set forth in Forms 3, 4 and 5 filed by the respective companies with the SEC. These documents are available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2018, filed with the SEC on February 21, 2019 and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at investors.anixter.com/financials/sec-filings. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.